                                                                    EXHIBIT 4.04

                             PUBLIC SERVICE COMPANY
                                   OF COLORADO

                                       TO


                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                                AS TRUSTEE


                              ---------------------


                          SUPPLEMENTAL INDENTURE NO. 10

                         Dated as of September 15, 2002


                          Supplemental to the Indenture
                           dated as of October 1, 1993

                              ---------------------


                  Establishing the Securities of Series No. 9,
              designated First Collateral Trust Bonds, Series No. 9
                       (Bank of America Collateral Bonds)

         SUPPLEMENTAL INDENTURE NO. 10, dated as of September 15, 2002, between PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (hereinafter sometimes called the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION (FORMERLY FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION), a national banking association, as successor trustee (hereinafter sometimes called the "Trustee") to Morgan Guaranty Trust Company of New York under the Indenture, dated as of October 1, 1993 (hereinafter called the "Original Indenture"), as previously supplemented and as further supplemented by this Supplemental Indenture No. 10. The Original Indenture and any and all indentures and all other instruments supplemental thereto are hereinafter sometimes collectively called the "Indenture".

                             RECITALS OF THE COMPANY

         The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

         The Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for the purpose of establishing a series of bonds and appointing the successor Trustee.

         The Company has heretofore entered into a Second Amended and Restated 364-Day Credit Agreement (the "Credit Agreement"), dated as of June 28, 2002, with Bank of America, N.A., as Administrative Agent (the "Administrative Agent") and the several financial institutions and other persons from time to time party thereto (collectively, the "Lenders"), pursuant to which the Lenders have agreed to make advances and grant certain other financial accommodations to the Company up to an aggregate amount of Five Hundred Thirty Million dollars ($530,000,000) (the "Loans"). The Credit Agreement was amended by that certain First Amendment to Second Amended and Restated 364-Day Credit Agreement, dated as of September 6, 2002 (the "First Amendment"), between the Company and the Administrative Agent, pursuant to which certain provisions in the Credit Agreement were modified, including, without limitation, the addition of a covenant requiring the Company to cause the principal amount of the Company's obligations under the Credit Agreement to be ratably secured with all indebtedness of the Company under the Indenture, as a condition to, and as consideration for, the obligation of the Lenders to continue to make the Loans in accordance with the terms of the Credit Agreement.

         Pursuant to its obligations under the First Amendment, the Company now desires to establish a series of Securities to be designated "First Collateral Trust Bonds, Series No. 9 (Bank of America Collateral Bonds)", such series of Securities to be hereinafter sometimes called "Series No. 9".

         The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 10 to establish the Securities of Series No. 9 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 10 a valid agreement of the Company, and to make the Securities of Series No. 9 valid obligations of the Company, have been performed.

                                GRANTING CLAUSES

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 10 WITNESSETH, that, in consideration of the premises, including, without limitation, the consent of the Lenders to continue to make Loans available to the Company in accordance with the terms of the Credit Agreement, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

                              GRANTING CLAUSE FIRST

                  All right, title and interest of the Company, as of the date of the execution and delivery of this Supplemental Indenture No. 10, in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including without limitation (a) all lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property used or to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, subject however, to the exceptions and exclusions set forth in clause (a) of Granting Clause First of the Original Indenture; (b) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (c) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (d) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (e) all buildings, offices, warehouses and other structures used or to be used in or in connection with the Electric Utility Business; (f) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or to be used in or in connection with the Electric Utility Business; (g) any or all of the foregoing properties in the process of construction; and (h) all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;

                             GRANTING CLAUSE SECOND

                  Subject to the applicable exceptions permitted by Section 810(c), Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 10 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 10;

                             GRANTING CLAUSE FOURTH

                  All other property of whatever kind and nature subjected or required to be subjected to the Lien of the Indenture by any of the provisions thereof;

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                                EXCEPTED PROPERTY

                  Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

         TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

         SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Original Indenture (including, but not limited to, the Lien of the PSCO 1939 Mortgage), (b) as to property acquired by the Company after the date of the execution and delivery of the Original Indenture, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage and purchase money Liens), (c) Retained Interests and (d) any other Permitted Liens, it being understood that, with respect to any property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of the Indenture shall at all times be junior, subject and subordinate to the Lien of such Class A Mortgage;

         IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

         PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Nine of the Original Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights thereby granted shall be and remain in full force and effect; and

         THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

                                   ARTICLE ONE

                           SECURITIES OF SERIES NO. 9

         There are hereby established the Securities of Series No. 9. The Securities of Series No. 9 shall have the terms and characteristics set forth below (the lettered subdivisions set forth below corresponding to the lettered subdivisions of Section 301 of the Original Indenture):

         (a) the title of the Securities of such series shall be "First Collateral Trust Bonds, Series No. 9 (Bank of America Collateral Bonds)"; provided, however, that, at any time after the PSCO 1939 Mortgage shall have been satisfied and discharged, the Company shall have the right, without any consent or other action by the Holders of such Securities, to change such title in such manner as shall be deemed by the Company to be appropriate to reflect such satisfaction and discharge, such change to be evidenced in an Officer's Certificate;

         (b) the Securities of Series No. 9 shall be initially authenticated and delivered in the aggregate principal amount of $530,000,000;

         (c) not applicable;

         (d) the principal of the Securities of Series No. 9 shall be payable on June 27, 2003, the Stated Maturity.

         (e) the Securities of Series No. 9 shall not bear interest;

         (f) the Corporate Trust Office of U.S. Bank Trust National Association in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Securities of Series No. 9 shall be payable, (ii) registration of transfer of such Securities may be effected, (iii) exchanges of such Securities may be effected and
         (iv) notices and demands to or upon the Company in respect of such Securities and the Indenture may be served; and U.S. Bank Trust National Association shall be the Security Registrar for such Securities; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Denver, Colorado as any such place or itself as the Security Registrar;

         (g) the Securities of Series No. 9 shall not be redeemable prior to maturity, other than as set forth in the Indenture;

         (h) not applicable;

         (i) not applicable;

         (j) not applicable;

         (k) not applicable;

         (l) not applicable;

         (m) not applicable;

         (n) not applicable;

         (o) not applicable;

         (p) not applicable;

         (q) the Securities of Series No. 9 are to be registered in the name of Bank of America, N.A., as Administrative Agent. Such Securities shall not be transferable, nor shall any purported transfer be registered except to a successor to the Administrative Agent under the Credit Agreement upon delivery to the Trustee of a Company Request requesting such transfer.

         (r) not applicable;

         (s) no service charge shall be made for the transfer or exchange of the Securities of Series No. 9; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange;

         (t) not applicable;

         (u) (i) If the Company shall have caused the Company's indebtedness in respect of any Securities of Series No. 9 to have been satisfied and discharged prior to the Maturity of such Securities, as provided in Section 901 of the Original Indenture, the Company shall, promptly after the date of such satisfaction and discharge, give a notice to each Person who was a Holder of any of such Securities on such date stating
                  (A)(1) the aggregate principal amount of such Securities and
                  (2) the aggregate amount of any money (other than amounts, if any, deposited in respect of accrued interest on such Securities) and the aggregate principal amount of, the rate or rates of interest on, and the aggregate fair market value of, any Eligible Obligations deposited pursuant to Section 901 of the Original Indenture with respect to such Securities and (B) that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine the federal income tax consequences to it resulting from the satisfaction and discharge of the Company's indebtedness in respect of such Securities. Thereafter, the Company shall, within forty-five (45) days after the end of each calendar year, give to each Person who at any time during such calendar year was a Holder of such Securities a notice containing (X) such information as may be necessary to enable such Person to report its income, gain or loss for federal income tax purposes with respect to such Securities or the assets held on deposit in respect thereof during such calendar year or the portion thereof during which such Person was a Holder of such Securities, as the case may be (such information to be set forth for such calendar year as a whole and for each month during such year) and (Y) a statement to the effect that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine its income, gain or loss for federal income tax purposes with respect to such Securities or such assets for such year or portion thereof, as the case may be. The obligation of the Company to provide or cause to be provided information for purposes of income tax reporting by any Person as described in the first two sentences of this paragraph shall be deemed to have been satisfied to the extent that the Company has provided or caused to be provided substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and United States Treasury regulations thereunder.

                  (ii) Notwithstanding the provisions of subparagraph (i) above, the Company shall not be required to give any notice specified in such subparagraph or to otherwise furnish any of the information contemplated therein if the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect of such Securities and such Holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred.

                  (iii) Anything in this clause (u) to the contrary notwithstanding, the Company shall not be required to give any notice specified in subparagraph (i) or to otherwise furnish the information contemplated therein or to deliver any Opinion of Counsel contemplated by subparagraph (ii) if the Company shall have caused Securities of Series No. 9 to be deemed to have been paid for purposes of the Indenture, as provided in
                  Section 901 of the Original Indenture, but shall not have effected the satisfaction and discharge of its indebtedness in respect of such Securities pursuant to such Section.

         (v) If the Company terminates or reduces the aggregate amount of unutilized commitments of the Lenders to provide advances under the Credit Agreement pursuant to Section 2.04 thereof, such termination or reduction shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make payment of principal on the Securities of Series No. 9. Upon payment of the Company's obligations under the Credit Agreement in full, termination of the Credit Agreement and termination of all commitments and other obligations of the Administrative Agent and the Lenders to the Company, the aggregate amount of principal of the Securities of Series No. 9 shall be deemed satisfied and discharged.

                  On the date which is thirty (30) days after the Maturity of the Securities of Series No. 9, the Trustee may conclusively presume that the obligation of the Company to pay principal on the Securities of Series No. 9 as the same shall have become due and payable shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice prior to such date from the Holder hereof stating that the principal of Securities of Series No. 9 has become due and payable and specifying the amount of funds required to make such payment.

                  Notwithstanding anything to the contrary contained herein, the aggregate amount of principal actually due on the Securities of Series No. 9 shall not exceed the aggregate amount of the obligations of the Company under the Credit Agreement.

         (w) The Securities of Series No. 9 shall be subject to certain voting restrictions set forth in the Issuance Agreement to be entered into between the Company and Bank of America, N.A., as Administrative Agent. A copy of the Issuance Agreement will be on file at the office of the Trustee and will be available upon request.

         (x) The Securities of Series No. 9 shall be substantially in the form attached hereto as Exhibit A and shall have such further terms as are set forth in such form.

                                   ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

         (a) This Supplemental Indenture No. 10 is a supplement to the Original Indenture. As previously supplemented and further supplemented by this Supplemental Indenture No. 10, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture, all previous supplements thereto and this Supplemental Indenture No. 10 shall together constitute one and the same instrument.

         (b) This Securities of Series No. 9 have been issued by the Company to the Administrative Agent to (i) secure the payment of the Company's obligations to make payments to any person under the Credit Agreement and (ii) provide to such persons the benefits of the security provided for this Security pursuant to the Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 10 to be duly executed as of the day and year first above written.



                                PUBLIC SERVICE COMPANY OF COLORADO



                                  By:    /s/ Paul E. Pender
                                         ---------------------------------------
                                         Name:      Paul E. Pender
                                         Title:     Vice President and Treasurer




STATE OF MINNESOTA       )
                         ) ss.:
CITY OF MINNEAPOLIS      )

         On the 20th day of September, 2002, before me personally came Paul E. Pender to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Treasurer of Public Service Company of Colorado, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                       /s/ Sharon M. Quellhorst
                                       -----------------------------------------
                                       Name: Sharon M. Quellhorst
                                       Notary Public, State of Minnesota

                                       Commission Expires:  January 31, 2005

                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                                                 Trustee



                                        By:    /s/ Ignazio Tamburello
                                               ---------------------------------
                                               Name:    Ignazio Tamburello
                                               Title:   Assistant Vice President



STATE OF NEW YORK              )
                               ) ss.:
CITY AND COUNTY OF NEW YORK    )

         On the 20th day of September, 2002, before me personally came Ignazio Tamburello, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of U.S. Bank Trust National Association, the banking association described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said banking association.

                                         /s/ Doris Ware
                                         --------------------------------------
                                         Name:  Doris Ware
                                         Notary Public, State of New York


                                         Commission Expires: November 9, 2005

                                                                       EXHIBIT A

                                FORM OF SECURITY


                   (See legend at the end of this Security for
                  restrictions on transfer and change of form)


                       PUBLIC SERVICE COMPANY OF COLORADO
  First Collateral Trust Bond, Series No. 9 (Bank of America Collateral Bonds)



                        Issue Date:          [September __], 2002
                   Stated Maturity:          June 27, 2003



                    This Security is not a Discount Security
              within the meaning of the within-mentioned Indenture
                    -----------------------------------------


Principal Amount                                           Registered No. 1
$530,000,000


         PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to BANK OF AMERICA, N.A., as Administrative Agent, or registered assigns, the principal sum of Five Hundred Thirty Million Dollars on the Stated Maturity specified above. This Security shall not bear interest.

         Payment of the principal of this Security at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of U.S. Bank Trust National Association, in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture, dated as of October 1, 1993 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association) as successor trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which

                                  EXHIBIT A-1

Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

         This Security has been issued pursuant to the requirements of, and as a condition to, and as consideration for, the obligations of the Lenders to continue to make the Loans under, and in accordance with the terms of, that certain Second Amended and Restated 364-Day Credit Agreement (the "Credit Agreement"), dated as of June 28, 2002, among the Company, Bank of America, N.A., as Administrative Agent (the "Administrative Agent") and the several financial institutions and other persons from time to time party thereto (collectively, the "Lenders"), as amended by the First Amendment to Second Amended and Restated 364-Day Credit Agreement, dated as of September 6, 2002, between the Company and the Administrative Agent.

         If the Company terminates or reduces the aggregate amount of unutilized commitments of the Lenders to provide advances under the Credit Agreement pursuant to Section 2.04 thereof, such termination or reduction shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make the payment of principal on the Securities of Series No. 9. Upon payment of the Company's obligations under the Credit Agreement in full, termination of the Credit Agreement and termination of all commitments and other obligations of the Administrative Agent and the Lenders to the Company, the aggregate amount of principal of the Securities of Series No. 9 shall be deemed satisfied and discharged.

         On the date which is thirty (30) days after the Maturity of the Securities of Series No. 9, the Trustee may conclusively presume that the obligation of the Company to pay principal on the Securities of Series No. 9 as the same shall have become due and payable shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice prior to such date from the Holder hereof stating that the principal of Securities of Series No. 9 has become due and payable and specifying the amount of funds required to make such payment.

         Notwithstanding anything to the contrary contained herein, the aggregate amount of principal actually due on the Securities of Series No. 9 shall not exceed the aggregate amount of the obligations of the Company under the Credit Agreement.

         If the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day.

         This Security is not subject to redemption prior to the Stated Maturity thereof, other than as set forth in the Indenture.

         If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one

                                  EXHIBIT A-2
series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient, to pay when due the principal of and interest on this Security when due.

         This Security is not transferable except to a successor to the Administrative Agent under the Credit Agreement upon delivery to the Trustee of a Company Request requesting such transfer. Before any transfer of this Security will be recognized or given effect by the Company or the Trustee, the Holder shall note the amounts of all principal prepayments hereon, and shall notify the Company and the Trustee of the name and address of the transferee and shall afford the Company and the Trustee the opportunity of verifying the notation as to prepayment of principal. By the acceptance hereof the Holder of this Security and each transferee shall be deemed to have agreed to indemnify and hold harmless the Company and the Trustee against all losses, claims, damages or liability arising out of any failure on the part of the Holder or of any such transferee to comply with the requirements of the preceding sentence. Any such transfer is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

         This Bond has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in contravention of said Act and is not transferable except to a successor to the Administrative Agent under the Credit Agreement.

                                  EXHIBIT A-3

         No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         As used herein "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         As provided in the Indenture, no recourse shall be had for the payment of the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

         Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                  EXHIBIT A-4

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

                                     PUBLIC SERVICE COMPANY OF COLORADO

                                     By:
                                        ---------------------------------------
                                              Vice President and Treasurer




Attest:
       ----------------------------
            Assistant Secretary


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
      -----------------------------


           U.S. BANK TRUST           OR               U.S. BANK TRUST
        NATIONAL ASSOCIATION,                      NATIONAL ASSOCIATION,
             as Trustee                                 as Trustee

By:                                        By:
   --------------------------------           ---------------------------------
         Authorized Officer                    AS AUTHENTICATING AGENT


                                           By:
                                              ---------------------------------
                                                      Authorized Officer





         THIS SECURITY MAY NOT BE TRANSFERRED OR EXCHANGED, NOR MAY ANY PURPORTED TRANSFER BE REGISTERED, EXCEPT TO A SUCCESSOR TO THE ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT REFERRED TO HEREIN.

         THE HOLDER OF THIS BOND BY ITS ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER, RESTRICTIONS ON VOTING, TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW. IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

         THIS SECURITY IS SUBJECT TO CERTAIN VOTING RESTRICTIONS SET FORTH IN THAT ISSUANCE AGREEMENT, DATED AS OF SEPTEMBER 26, 2002, BY AND BETWEEN THE COMPANY AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT. A COPY OF THE ISSUANCE AGREEMENT IS ON FILE AT THE OFFICE OF THE TRUSTEE AND IS AVAILABLE UPON REQUEST.

                               -------------------
                                  EXHIBIT A-5

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
     [please insert social security or other identifying number of assignee]


--------------------------------------------------------------------------------
            [please print or typewrite name and address of assignee]


--------------------------------------------------------------------------------

the within Security of PUBLIC SERVICE COMPANY OF COLORADO and does hereby irrevocably constitute and appoint __________________________________ ,
Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:
      ----------------------


             ------------------------------------------------------

         Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

                                  EXHIBIT A-6

                                                                      SCHEDULE A


                             SUPPLEMENTAL INDENTURES

    DATE OF                  SERIES OF BONDS               PRINCIPAL               PRINCIPAL
 SUPPLEMENTAL                ---------------             AMOUNT ISSUED               AMOUNT
   INDENTURE                                             -------------            OUTSTANDING
   ---------                                                                      -----------
November 1, 1993               Series No. 1               $134,500,000            $134,500,000
January 1, 1994           Series No. 2 due 2001           $102,667,000                None
                                   and
                          Series No. 2 due 2024           $110,000,000            $110,000,000
September 2, 1994                  None                       None                    None
(Appointment of
Successor Trustee)
May 1, 1996                    Series No. 3               $125,000,000            $125,000,000
November 1, 1996               Series No. 4               $250,000,000            $175,000,000
February 1, 1997               Series No. 5               $150,000,000                None
April 1, 1998                  Series No. 6               $250,000,000            $250,000,000
August 15, 2002                Series No. 7               $48,750,000             $48,750,000
September 1, 2002              Series No. 8               $600,000,000            $600,000,000



                                  SCHEDULE A-1